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                                                                    EXHIBIT 99.1


                   THE COMPANIES LAW (2001 SECOND REVISION)
                   ---------------------------------------

                           COMPANY LIMITED BY SHARES
                           -------------------------

                           MEMORANDUM OF ASSOCIATION

                                      OF

                      WAL-MART CAYMAN (EURO) FINANCE CO.
                      ----------------------------------

1.   The name of the Company is WAL-MART CAYMAN (EURO) FINANCE CO.

2. The Registered Office of the Company will be situated at the offices of Walkers, Walker House, Mary Street, P.O. Box 265GT, George Town, Grand Cayman, Cayman Islands or at such other location as the Directors may from time to time determine.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (2001 Second Revision).

4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law (2001 Second Revision).

5. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2001 Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2001 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2001 Revision).

6. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

8. The capital of the Company is US$50,000.00 divided into 500,000 shares of a nominal or par value of US$0.10 each provided always that subject to the provisions of the Companies Law (2001 Second Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate
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     the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9. The Company may exercise the power contained in Section 226 of the Companies Law (2001 Second Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.
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The undersigned, whose name, address and description is subscribed, is desirous of being formed into a Company in pursuance of this Memorandum of Association, and agrees to take the number of shares in the capital of the Company set opposite his name.


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NAME, ADDRESS AND DESCRIPTION                          NUMBER OF SHARES TAKEN BY
OF SUBSCRIBER                                          SUBSCRIBER
--------------------------------------------------------------------------------


Vicki Hazelden                                         ONE SHARE
P. O. Box 265GT
Grand Cayman
                                                       /s/ Vicki Hazelden
                                                       -------------------------
Attorney-at-Law                                        Vicki Hazelden


28 June 2001


/s/ Lisa C. So-So
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Witness to the above signature:  Lisa C. So-So
Address:  P. O. Box 265GT, Grand Cayman


Occupation: Secretary